New York Residential Lease Agreement

THIS LEASE AGREEMENT (hereinafter referred to as the "Agreement") made and entered into this **21st day of September 2021** by and between **3F Cornelia LLC** located at 240 Riverside Boulevard, CU#2 , New York, NY, 10069 (hereinafter referred to as **"Landlord"**) [redacted] (hereinafter referred to as **"Tenant"**).

W I T N E S S E T H :

WHEREAS, Landlord is the fee owner of certain real property being, lying and situated in USA County, New York, such real property having a street address of **132 Cornelia Street, Apt 3, Brooklyn, NY 11221** (hereinafter referred to as the "Premises").

WHEREAS, Landlord is desirous of leasing the Premises to Tenant upon the terms and conditions as contained herein; and

WHEREAS, Tenant is desirous of leasing the Premises from Landlord on the terms and conditions as contained herein;

NOW, THEREFORE, for and in consideration of the sum of TEN DOLLARS (10.00$), the covenants and obligations contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

1. **TERM**. Landlord leases to Tenant and Tenant leases from Landlord the above described Premises together with any and all appurtenances thereto, for a term of 12 months, such term beginning on November 1st,2021 and ending at 12 o'clock midnight on October 30th, 2022.
2. **RENT**. The total rent for the term hereof is the sum of Thirty Six Thousand Dollars ($36,000) payable on the 1st day of each month of the term, in equal installments of Three Thousand Dollars ($3,000). All such payments shall be wired to Landlord's account as set forth in the preamble to this Agreement on or before the due date and without demand.
3. **DAMAGE DEPOSIT**. Tenant will pay the deposit with Landlord the sum of ($3,000) receipt of which is hereby acknowledged by Landlord, as security for any damage caused to the Premises during the term hereof. Such deposit shall be returned to Tenant, without interest, and less any set off for damages by Tenant, or guests or agents of Tenant, to the Premises during the term hereof upon the termination of this Agreement.
4. **USE OF PREMISES**. The Premises shall be used and occupied by Tenant and Tenant's immediate family, consisting of the mentioned TENANTS, as a private single family dwelling, and no part of the Premises shall be used at any time during the term of this Agreement by Tenant for the purpose of carrying on any business, profession, or trade of any kind, or for any purpose other than as a private single family dwelling. Tenant shall not allow any other person, other than Tenant's immediate family or transient relatives and friends who are guests of Tenant, to use or occupy the Premises without first obtaining Landlord's written consent to such use. Tenant shall comply with any and all laws, ordinances, rules and orders of any and all governmental or quasi-governmental authorities affecting the cleanliness, use, occupancy and preservation of the Premises. The Tenants can choose an additional occupant, who is not their family, at their discretion.

5. **CONDITION OF PREMISES**. Tenant stipulates, represents and warrants that Tenant has examined the Premises, and that they are at the time of this Lease in good order, repair, and in a safe, clean and tenantable condition.

6. **ASSIGNMENT AND SUB-LETTING**. The tenant shall not assign this Agreement, or sub-let or grant any license to use the Premises or any part thereof without the prior written consent of Landlord. A consent by Landlord to one such assignment, sub-letting or license shall not be deemed to be a consent to any subsequent assignment, sub-letting or license. An assignment, sub-letting or license without the prior written consent of Landlord or an assignment or sub-letting by operation of law shall be absolutely null and void and shall, at Landlord's option, terminate this Agreement.

7. **ALTERATIONS AND IMPROVEMENTS**. Tenant shall make no alterations to the buildings or improvements on the Premises or construct any building or make any other improvements on the Premises without the prior written consent of Landlord. Any and all alterations, changes, and/or improvements built, constructed or placed on the Premises by Tenant shall, unless otherwise provided by written agreement between Landlord and Tenant, be and become the property of Landlord and remain on the Premises at the expiration or earlier termination of this Agreement.

8. **NON-DELIVERY OF POSSESSION**. In the event Landlord cannot deliver possession of the Premises to Tenant upon the commencement of the Lease term, through no fault of Landlord or its agents, then Landlord or its agents shall have no liability, but the rental herein provided shall abate until possession is given. Landlord or its agents shall have thirty (30) days in which to give possession, and if possession is tendered within such time, Tenant agrees to accept the demised Premises and pay the rental herein provided from that date. In the event possession cannot be delivered within such time, through no fault of Landlord or its agents, then this Agreement and all rights hereunder shall terminate.

9. **HAZARDOUS MATERIALS**. Tenant shall not keep on the Premises any item of a dangerous, flammable or explosive character that might unreasonably increase the danger of fire or explosion on the Premises or that might be considered hazardous or extra hazardous by any responsible insurance company.

10. **UTILITIES**. The rent includes utility services (water, sewer, garbage removal) required on the Premises.

11. **MAINTENANCE AND REPAIR; RULES**. Tenant will, at its sole expense, keep and maintain the Premises and appurtenances in good and sanitary condition and repair during the term of this Agreement and any renewal thereof. Without limiting the generality of the foregoing, Tenant shall:

    (a) Not obstruct the driveways, sidewalks, courts, entry ways, stairs and/or halls, which shall be used for the purposes of ingress and egress only;

    (b) Keep all windows, glass, window coverings, doors, locks and hardware in good, clean order and repair;

    (c) Not obstruct or cover the windows or doors;

    (d) Not leave windows or doors in an open position during any inclement weather;

(e) Not hang any laundry, clothing, sheets, etc. from any window, rail, porch or balcony nor air or dry any of same within any yard area or space;

(f) Not cause or permit any locks or hooks to be placed upon any door or window without the prior written consent of Landlord;

(g) Keep all air conditioning filters clean and free from dirt;

(h) Keep all lavatories, sinks, toilets, and all other water and plumbing apparatus in good order and repair and shall use same only for the purposes for which they were constructed. Tenant shall not allow any sweepings, rubbish, sand, rags, ashes or other substances to be thrown or deposited therein. Any damage to any such apparatus and the cost of clearing stopped plumbing resulting from misuse shall be borne by Tenant;

(i) And Tenant's family and guests shall at all times maintain order in the Premises and at all places on the Premises, and shall not make or permit any loud or improper noises, or otherwise disturb other residents;

(j) Keep all radios, television sets, stereos, phonographs, etc., turned down to a level of sound that does not annoy or interfere with other residents;

(k) Deposit all trash, garbage, rubbish or refuse in the locations provided therefor and shall not allow any trash, garbage, rubbish or refuse to be deposited or permitted to stand on the exterior of any building or within the common elements;

(l) Abide by and be bound by any and all rules and regulations affecting the Premises or the common area appurtenant thereto which may be adopted or promulgated by the Condominium or Homeowners' Association having control over them.

12. **DAMAGE TO PREMISES**. In the event the Premises are destroyed or rendered wholly untenantable by fire, storm, earthquake, or other casualty not caused by the negligence of Tenant, this Agreement shall terminate from such time except for the purpose of enforcing rights that may have then accrued hereunder. The rental provided for herein shall then be accounted for by and between Landlord and Tenant up to the time of such injury or destruction of the Premises, Tenant paying rentals up to such date and Landlord refunding rentals collected beyond such date. Should a portion of the Premises thereby be rendered untenantable, the Landlord shall have the option of either repairing such injured or damaged portion or terminating this Lease. In the event that Landlord exercises its right to repair such untenantable portion, the rental shall abate in the proportion that the injured parts bears to the whole Premises, and such part so injured shall be restored by Landlord as speedily as practicable, after which the full rent shall recommence and the Agreement continue according to its terms.

13. **INSPECTION OF PREMISES**. Landlord and Landlord's agents shall have the right at all reasonable times (giving at least a 24 hours notice to Tenants before visits) during the term of this Agreement and any renewal thereof to enter the Premises for the purpose of inspecting the Premises and all buildings and improvements thereon. And for the purposes of making any repairs, additions or alterations as may be deemed appropriate by Landlord

for the preservation of the Premises or the building. Landlord and its agents shall further have the right to exhibit the Premises and to display the usual "for sale", "for rent" or "vacancy" signs on the Premises at any time within forty-five (45) days before the expiration of this Lease.

14. **SUBORDINATION OF LEASE**. This Agreement and Tenant's interest hereunder are and shall be subordinate, junior and inferior to any and all mortgages, liens or encumbrances now or hereafter placed on the Premises by Landlord, all advances made under any such mortgages, liens or encumbrances (including, but not limited to, future advances), the interest payable on such mortgages, liens or encumbrances and any and all renewals, extensions or modifications of such mortgages, liens or encumbrances.

15. **TENANT'S HOLD OVER**. If Tenant remains in possession of the Premises with the consent of Landlord after the natural expiration of this Agreement, a new tenancy from month-to-month shall be created between Landlord and Tenant which shall be subject to all of the terms and conditions hereof except that rent shall then be due and owing at Five Thousand Dollars ($5,000) per month and except that such tenancy shall be terminable upon fifteen (15) days written notice served by either party.

16. **SURRENDER OF PREMISES**. Upon the expiration of the term hereof, Tenant shall surrender the Premises in as good a state and condition as they were at the commencement of this Agreement, reasonable use and wear and tear thereof and damages by the elements excepted.

17. **Pets allowed.**

18. **QUIET ENJOYMENT**. Tenant, upon payment of all of the sums referred to herein as being payable by Tenant and Tenant's performance of all Tenant's agreements contained herein and Tenant's observance of all rules and regulations, shall and may peacefully and quietly have, hold and enjoy said Premises for the term hereof.

19. **INDEMNIFICATION**. Landlord shall not be liable for any damage or injury of or to the Tenant, Tenant's family, guests, invitees, agents or employees or to any person entering the Premises or the building of which the Premises are a part or to goods or equipment, or in the structure or equipment of the structure of which the Premises are a part, and Tenant hereby agrees to indemnify, defend and hold Landlord harmless from any and all claims or assertions of every kind and nature, except in the case of damage or injury caused by the fault of the Landlord.

20. **DEFAULT**. If Tenant fails to comply with any of the material provisions of this Agreement, other than the covenant to pay rent, or of any present rules and regulations or any that may be hereafter prescribed by Landlord, or materially fails to comply with any duties imposed on Tenant by statute, within seven (7) days after delivery of written notice by Landlord specifying the non-compliance and indicating the intention of Landlord to terminate the Lease by reason thereof, Landlord may terminate this Agreement. If Tenant fails to pay rent when due and the default continues for seven (7) days thereafter, Landlord may, at Landlord's option, declare the entire balance of rent payable hereunder to be immediately due and payable and may exercise any and all rights and remedies available to Landlord at law or in equity or may immediately terminate this Agreement.

21. **LATE CHARGE**. In the event that any payment required to be paid by Tenant hereunder is not made within three (3) days of when due, Tenant shall pay to Landlord, in addition to such payment or other charges due hereunder, a "late fee" in the amount of ONE HUNDRED DOLLARS ($100).

22. **ABANDONMENT**. If at any time during the term of this Agreement Tenant abandons the Premises or any part thereof, Landlord may, at Landlord's option, obtain possession of the Premises in the manner provided by law, and without becoming liable to Tenant for damages or for any payment of any kind whatever. Landlord may, at Landlord's discretion, as agent for Tenant, relet the Premises, or any part thereof, for the whole or any part thereof, for the whole or any part of the then unexpired term, and may receive and collect all rent payable by virtue of such reletting, and, at Landlord's option, hold Tenant liable for any difference between the rent that would have been payable under this Agreement during the balance of the unexpired term, if this Agreement had continued in force, and the net rent for such period realized by Landlord by means of such reletting. If Landlord's right of reentry is exercised following abandonment of the Premises by Tenant, then Landlord shall consider any personal property belonging to Tenant and left on the Premises to also have been abandoned, in which case Landlord may dispose of all such personal property in any manner Landlord shall deem proper and Landlord is hereby relieved of all liability for doing so.

23. **ATTORNEYS' FEES**. Should it become necessary for Landlord to employ an attorney to enforce any of the conditions or covenants hereof, including the collection of rentals or gaining possession of the Premises, Tenant agrees to pay all expenses so incurred, including a reasonable attorneys' fee.

24. **RECORDING OF AGREEMENT**. Tenant shall not record this Agreement on the Public Records of any public office. In the event that Tenant shall record this Agreement, this Agreement shall, at Landlord's option, terminate immediately and Landlord shall be entitled to all rights and remedies that it has at law or in equity.

25. **GOVERNING LAW**. This Agreement shall be governed, construed and interpreted by, through and under the Laws of the State of New York.

26. **SEVERABILITY**. If any provision of this Agreement or the application thereof shall, for any reason and to any extent, be invalid or unenforceable, neither the remainder of this Agreement nor the application of the provision to other persons, entities or circumstances shall be affected thereby, but instead shall be enforced to the maximum extent permitted by law.

27. **BINDING EFFECT**. The covenants, obligations and conditions herein contained shall be binding on and inure to the benefit of the heirs, legal representatives, and assigns of the parties hereto.

28. **DESCRIPTIVE HEADINGS**. The descriptive headings used herein are for convenience of reference only and they are not intended to have any effect whatsoever in determining the rights or obligations of the Landlord or Tenant.

29. **CONSTRUCTION**. The pronouns used herein shall include, where appropriate, either gender or both, singular and plural.

30. **NON-WAIVER**. No indulgence, waiver, election or non-election by Landlord under this Agreement shall affect Tenant's duties and liabilities hereunder.

31. **MODIFICATION**. The parties hereby agree that this document contains the entire agreement between the parties and this Agreement shall not be modified, changed, altered or amended in any way except through a written amendment signed by all of the parties hereto.

32. **NOTICE**. Any notice required or permitted under this Lease or under state law shall be deemed sufficiently given or served if sent by United States certified mail, return receipt requested, addressed as follows:

    If to **Landlord** to:

    3F Cornelia LLC

    240 RIVERSIDE BLVD, CU#2

    NEW YORK, NY 10069

    If to Tenant to:

    [redacted]

    132 Cornelia Street, Apt. 2,

    Brooklyn, NY, 11221

    Landlord and Tenant shall each have the right from time to time to change the place notice is to be given under this paragraph by written notice thereof to the other party.

33. **ADDITIONAL PROVISIONS; DISCLOSURES**.

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    [Landlord should note above any disclosures about the premises that may be required under Federal or New York law, such as known lead-based paint hazards in the Premises. The Landlord should also disclose any flood hazards.]

(Space intentionally left black, move to next page for signatures)

LANDLORD:

Sign: ______________________________

Print: Anya Levitov

Date: 09/20/2021

TENANT ("Tenant"):

Sign: _[redacted]______

Print: [redacted]

Date: 09/20/2[redacted]

Sign: ________[redacted]__

Print: [redacted]

Date: 09/20/2021